EXHIBIT 99.1

Broadridge Highlights Market Leadership and Growth Objectives at 2020 Investor Day
Targeting Fiscal Year 2020-2023 Recurring revenue growth of 7-9% and Adjusted EPS growth of 8-12%
Reaffirms Fiscal Year 2021 Guidance
New York, N.Y., December 10, 2020 - Broadridge Financial Solutions, Inc. (NYSE: BR), a global Fintech leader, is hosting its virtual 2020 Investor Day at 8:00 AM EST today.
“We are excited to highlight the Broadridge growth story at our 2020 Investor Day,” said Tim Gokey, Broadridge’s Chief Executive Officer. “Broadridge is continuing to scale its position as a leading global Fintech for governance and investing. We intend to build on our leadership across governance, capital markets and wealth management to drive more value for our clients and deliver top quartile shareholder returns to our owners.”
As part of its 2020 Investor Day, Broadridge announced its new three-year growth objectives for the period ending Fiscal Year 2023. The growth objectives are shown as compound annual growth rates (“CAGRs”) for the fiscal years 2020-2023.

FY2020 – FY2023 Objectives
Organic Recurring revenue growth	5 – 7%
Recurring revenue growth	7 – 9%
Adjusted Operating Income Margin (bps/year) (Non-GAAP)	50+
Adjusted Earnings per share growth (Non-GAAP)	8 – 12%
Broadridge also reaffirmed its Fiscal Year 2021 guidance provided on its fiscal first quarter 2021 conference call on October 30, 2020, including for Recurring revenue growth of 3-6% and Adjusted EPS growth of 6-10%.
To view the virtual event and access the slide presentation, visit Broadridge’s Investor Relations website at www.broadridge-ir.com prior to the start of the event.
Forward-Looking Statements
This press release and other written or oral statements made from time to time by representatives of Broadridge may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical in nature, and which may be identified by the use of words such as “expects,” “assumes,” “projects,” “anticipates,” “estimates,” “we believe,” “could be” and other words of similar meaning, are forward-looking statements. These statements are based on management’s expectations and assumptions and are subject to risks and uncertainties that may cause actual results to differ materially from those expressed. These risks and uncertainties include those risk factors described and discussed in Part I, “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the year ended June 30, 2020 (the “2020 Annual Report”), as they may be updated in any future reports filed with the Securities and Exchange Commission. All forward-looking statements speak only as of the date of this press release and are expressly qualified in their entirety by reference to the factors discussed in the 2020 Annual Report. Broadridge disclaims any obligation to update or revise forward-looking statements that may be made to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, other than as required by law.
Explanation and Reconciliation of the Company's Use of Non-GAAP Financial Measures
The Company’s results in this press release and related materials are presented in accordance with U.S. generally accepted accounting principles ("GAAP") except where otherwise noted. In certain circumstances, results have been presented that are not generally accepted accounting principles measures (“Non-GAAP”). These Non-GAAP measures are Adjusted Operating income, Adjusted Operating income margin, Adjusted Net earnings, Adjusted earnings per share, and Free cash flow. These Non-GAAP financial measures should be viewed in addition to, and not as a substitute for, the Company’s reported results.
The Company believes our Non-GAAP financial measures help investors understand how management plans, measures and evaluates the Company’s business performance. Management believes that Non-GAAP measures provide consistency in its financial reporting and facilitates investors’ understanding of the Company’s operating results and trends by providing an additional basis for comparison. Management uses these Non-GAAP financial measures to, among other things, evaluate our ongoing operations, and for internal planning and forecasting purposes. In addition, and as a consequence of the importance of these Non-GAAP financial measures in managing our business, the Company’s Compensation Committee of the Board of Directors incorporates Non-GAAP financial measures in the evaluation process for determining management compensation.
For additional information regarding the Company’s use of Non-GAAP financial measures and the reconciliation of the Company’s Non-GAAP measures to the most directly comparable financial measures presented in accordance with GAAP, please see the tables that are part of the Company’s Investor Day presentations posted on Broadridge’s Investor Relations website at www.broadridge-ir.com and are also included as Exhibit 99.2 to the Company’s Form 8-K dated December 10, 2020.
About Broadridge
Broadridge Financial Solutions, Inc. (NYSE: BR), a $4.5 billion global Fintech leader, is a leading provider of investor communications and technology-driven solutions to banks, broker-dealers, asset and wealth managers and corporate issuers. Broadridge's infrastructure underpins proxy voting services for over 50 percent of public companies and mutual funds globally, and processes on average U.S. $10 trillion in fixed income and equity securities trades per day. Broadridge is part of the S&P 500® Index and employs over 12,000 associates in 17 countries. For more information about Broadridge, please visit www.broadridge.com.
Investors:
W. Edings Thibault
Investor Relations
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Media:
Gregg Rosenberg
Corporate Communications
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